UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 11, 2011

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434
(Address of principal executive offices) (Zip Code)

978-289-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

(b) On January 11, 2011, Dynamics Research Corporation ("the Company") announced the selection of Clarendon Square in Arlington, Va., as the location for its new national capital region headquarters. The new facility, which is expected to open on June 1, 2011, and has been leased for seven years, will consolidate operations currently located in Reston, Va., and the Arlington neighborhoods of Ballston, and Crystal City. The Clarendon office will include the Company's newly formed Federal Group headquarters, as well as a demonstration center, a training center and DRC executive offices. The Clarendon facility, which totals approximately 37,000 square feet, is in the Clarendon Square Building located at 3033 Wilson Boulevard, adjacent to the Clarendon Metro station in the heart of Arlington.

The Company’s federal business, which was approximately 60 percent of the Company’s business in 2010, is anticipated to increase to approximately 65 percent of total revenue in 2011, growing in the range of 13 to 15 percent. Consolidating the Company’s operational headquarters in the new Clarendon facility will significantly improve organizational effectiveness as the Company continues to expand its presence in the Washington area.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press release dated January 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: January 13, 2011	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press release dated January 11, 2011.	Furnished herewith*

__________________________

*   Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.